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                                                                       Exhibit 1

                                                                 DRAFT: 10/17/96

                          METROPOLITAN FINANCIAL CORP.
                         700,000 SHARES OF COMMON STOCK*

                             UNDERWRITING AGREEMENT


                                                                October___, 1996

McDonald & Company Securities, Inc.
McDonald Investment Center
800 Superior Avenue
Cleveland, Ohio 44114-2603

Ladies and Gentlemen:

         Metropolitan Financial Corp., an Ohio corporation (the "Company"), proposes, subject to the terms and conditions set forth in this Underwriting Agreement (the "Agreement"), to issue and sell 400,000 of its shares of Common Stock, no par value (the "Common Stock"), which are authorized but unissued, and Robert M. Kaye (the "Selling Shareholder") proposes, subject to the terms and conditions set forth in this Agreement, to sell an aggregate of 300,000 outstanding shares of Common Stock, to you as the underwriter (the "Underwriter"). The 700,000 shares of Common Stock to be purchased from the Company and the Selling Shareholder are hereinafter referred to as the "Firm Stock." The Selling Shareholder also proposes to sell to the Underwriter, at the Underwriter's option, an aggregate of not more than 105,000 additional shares of Common Stock, which are hereinafter referred to as the "Option Stock." The Firm Stock and the Option Stock are hereinafter collectively referred to as the "Stock" and are more fully described in the Registration Statement and the Prospectus (as hereinafter defined).

                  The Company and the Selling Shareholder hereby confirm the following agreements with you as the Underwriter relating to the purchase and sale of the Stock.

         1. REGISTRATION STATEMENT AND PROSPECTUS. A registration statement on Form S-1 (File No. 333-12381) with respect to the Stock, including a preliminary form of prospectus, has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the applicable Rules and Regulations (as defined below) of the Securities and Exchange Commission (the "Commission") and has been filed with the Commission, and such amendments to such registration statement as may have been required prior to the date hereof have been similarly prepared and filed with the Commission. Copies of such registration statement and amendment or amendments and of each related prospectus have

-----------------------
*Plus an option to purchase up to 105,000 additional shares to cover over-allotments.

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been delivered to you. Such registration statement, including the prospectus,
Part II, and all financial statements and schedules thereto, as amended up to and including the time when it initially became effective is herein referred to as the "Registration Statement," and the prospectus included as part of the Registration Statement on file with the Commission that discloses all the information that was omitted from the prospectus on the date the Registration Statement initially became effective with any changes contained in any prospectus filed with the Commission by the Company with your consent after the date the Registration Statement initially became effective is herein referred to as the "Prospectus." The term "preliminary prospectus" means any preliminary prospectus (as described in Rule 430 of the Rules and Regulations) with respect to the Stock that omits information in reliance on Rule 430A of the Rules and Regulations. For purposes of this Agreement, "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable.


         2. SALE, PURCHASE AND DELIVERY OF STOCK.

         (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Shareholder, severally and not jointly, hereby agree to sell to the Underwriter, and the Underwriter agrees to purchase 400,000 shares of Firm Stock from the Company and 300,000 Shares of Firm Stock from the Selling Shareholder, at a price of $________ per share.

         (b) The Company and the Selling Shareholder will deliver the Firm Stock at the office of McDonald & Company Securities, Inc., McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio 44114, at 10:00 A.M., Cleveland time, or to your designee at a specified place at the same time, against payment of the purchase price in immediately available funds by wire transfer, in accordance with the instructions provided in Exhibit A attached hereto, to the Company and the Selling Shareholder on the third full business day after the effective date of the Registration Statement (or, if the Firm Stock is priced after 4:30 p.m., Cleveland time on the effective date of the Registration Statement, the fourth full business day after the effective date of the Registration Statement), or at such other time not later than ten full business days thereafter as shall be agreed upon by the Underwriter, the Selling Shareholder and the Company (such time and place being herein referred to as the "Closing Date"). The certificates for the Firm Stock so to be delivered will be in such denominations and registered in such names as you may specify in writing at or before 9:00 A.M., Cleveland time, on the second full business day prior to the Closing Date. Such certificates will be made available for checking and packaging at the offices

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of the Depository Trust Company, New York, New York at least 24 hours prior to the Closing Date.

         (c) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Selling Shareholder hereby grants an option to the Underwriter to purchase all or any portion of the Option Stock at the purchase price set forth in Section 2(a) hereof, for use solely in covering any over-allotments made by the Underwriter in the sale and distribution of the Firm Stock. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date the Registration Statement becomes effective, upon written notice by you to the Selling Shareholder with a copy to the Company setting forth the aggregate number of shares of the Option Stock as to which the Underwriter is exercising the option and the time and place at which certificates will be delivered, such time (which, unless otherwise determined by you and the Selling Shareholder, shall not be earlier than three nor later than ten full business days after the exercise of said option) being herein called the "Second Closing Date." The Selling Shareholder will deliver certificates for the shares of the Option Stock being purchased by the Underwriter to you on the Second Closing Date at the place and time of such closing, or to your designee at a specified place at the same time, against payment of the purchase price in immediately available funds by wire transfer, in accordance with the instructions provided in Exhibit A attached hereto, to the Selling Shareholder. The certificates for the Option Stock so to be delivered will be in such denominations and registered in such names as you may specify at or before 9:00 A.M., Cleveland time, on the second full business day prior to the Second Closing Date. Such certificates will be made available for checking and packaging at the offices of the Depository Trust Company, New York, New York at least 24 hours prior to the Second Closing Date. The option granted hereby may be canceled by you, as to the shares of the Option Stock for which the option is unexercised, at any time prior to the expiration of the 30-day period, upon notice to the Selling Shareholder with a copy to the Company.

         3. TERMS OF PUBLIC OFFERING. The Company and the Selling Shareholder are advised by you that the Underwriter has agreed (i) to make a public offering of the Stock as soon after the Registration Statement has become effective as in your judgment is advisable and to first offer the Stock upon the terms set forth in the Prospectus and (ii) to offer and sell the Stock to the public only in those jurisdictions, and in such amounts, where due qualification and/or registration has been effected or an exemption from such qualification and/or registration is available under the applicable securities or Blue Sky laws of such jurisdiction; it being understood, however, that such agreement only covers the initial sale of the Stock by the Underwriter and


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not any subsequent sale of such Stock in any trading market which may develop after the public offering.

         4. AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the Underwriter as follows:

         (a) If the Registration Statement is not already effective, then the Company will use its reasonable best efforts to cause the Registration Statement to become effective. The Company will promptly advise the Underwriter, and if requested by the Underwriter will confirm such advice in writing, (i) when the Registration Statement or any post-effective amendment thereto has become effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the receipt of notice of suspension of qualification of the Stock for offering or sale in any jurisdiction, or the initiation or contemplation known to the Company of any proceeding for such purposes, and (iv) within the period of time referred to in paragraph (f) below, of the happening of any event known to the Company which in the judgment of the Company after consultation with the Underwriter makes any statement made in the Registration Statement or Prospectus untrue in any material respect or which requires the making of any additions to or changes in the Registration Statement or Prospectus in order to make the statements therein not misleading or the necessity to amend or supplement the Prospectus to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order as soon as possible.

         (b) If the Registration Statement has become or becomes effective pursuant to Rule 430A under the Act, or filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will prepare and file the Prospectus, properly completed, pursuant to Rule 424(b) of the Rules and Regulations within the time period therein prescribed and will, upon request of the Underwriter, provide evidence satisfactory to the Underwriter of such timely filing.

         (c) The Company will furnish to you one signed copy of the Registration Statement, including exhibits and all amendments thereto.

         (d) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall promptly after being so advised reasonably object in writing.

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         (e) Prior to the Effective Date, the Company has delivered or will deliver to the Underwriter, without charge, in such quantities as it has reasonably requested or may hereafter reasonably request, copies of each form of preliminary prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Stock is offered by the Underwriter and by dealers, prior to the Effective Date, of each preliminary prospectus so furnished by the Company.

         (f) On the Effective Date and thereafter from time to time during such period as in the opinion of counsel for the Underwriter a Prospectus is required by law to be delivered in connection with offers or sales of the Stock by the Underwriter or a dealer, the Company will deliver to the Underwriter and dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. During such period, if any event occurs which in the judgment of the Company, or in the opinion of counsel for the Underwriter, should be set forth in the Prospectus in order to ensure that no part of the Prospectus contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein, in the light of the circumstances at the time the Prospectus is delivered to a purchaser, not misleading, the Company will forthwith prepare, submit to you, file with the Commission and deliver, without charge to the Underwriter and dealers (whose names and addresses will be furnished by you to the Company) to whom Stock has been sold by the Underwriter or to other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, comply with the standards set forth in this sentence. The Company consents to the use of such Prospectus (and of any amendments or supplements thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions described in the Preliminary Blue Sky Memorandum in which the Stock is lawfully offered by the Underwriter and by all dealers to whom Stock may be sold, both in connection with the offering or sale of the Stock and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. In case the Underwriter is required to deliver a Prospectus more than nine months after the first date upon which the Stock is offered to the public, the Company will, upon your request but at the expense of the Underwriter, furnish the Underwriter with reasonable quantities of a Prospectus complying with Section 10(a)(3) of the Act.

         (g) The Company will cooperate with you and counsel for the Underwriter in connection with the registration or qualification of the Stock for offer and sale by the Underwriter and by dealers under the securities or Blue Sky laws of such jurisdictions of the United States as you may designate and the continuation in effect of such registration or qualification as long as required for the

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distribution of the Stock in accordance with this Agreement; provided that in no event shall the Company be obligated to register or qualify as a foreign corporation or as a broker or dealer in securities, or to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to the service of process in suits in any jurisdiction where it is not now so subject.

         (h) The Company will make generally available to its security holders an earnings statement of the Company and its subsidiaries, which need not be audited, covering a twelve-month period commencing after the Effective Date and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which earnings statement shall satisfy the provisions of Section 11(a) of the Act (including, at the option of the Company, Rule 158 of the Rules and Regulations).

         (i) For a period of three years from the date of the Prospectus, the Company will furnish to the Underwriter (i) as soon as available, a copy of all such proxy statements and other reports as the Company shall mail or make available to any class of its security holders, (ii) other than items or portions thereof filed on a confidential basis, copies of all annual or periodic reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K (including the annual report to shareholders and financial statements) or such other similar forms as may be designated by the Commission, or any material reports filed in connection with the Company's listing on any stock exchange or in connection with qualifying to have quotations reported on the Nasdaq National Market and (iii) from time to time, such other information of a public nature concerning the Company as the Underwriter may reasonably request.

         During the period of time described above, if the Company shall have active subsidiaries, the financial statements referred to above shall be consolidated to the extent the accounts of the Company and such subsidiaries are consolidated, and separate financial statements shall be furnished for each significant subsidiary, as defined in Regulation S-X of the Commission, whose accounts are not so consolidated.

         (j) The Company will pay, or reimburse if paid by you, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance by it of its obligations under this Agreement, including, without limiting the generality of the foregoing, (i) costs and expenses in connection with the preparation, printing, filing and distribution (including postage, air freight charges and charges for counting and packaging) of the Registration Statement, each preliminary prospectus, the Prospectus, each amendment and/or supplement to any of them, (ii) the cost of furnishing to the Underwriter and dealers copies of

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the foregoing materials (provided, however, that any such copies furnished by the Company more than nine months after the first date upon which the Stock is offered to the public shall be at the expense of the Underwriter or dealers so requesting as provided in paragraph (f) above), (iii) the registrations or qualifications referred to in paragraph (g) above including the reasonable fees of the Underwriter's counsel, (iv) filings made by the Underwriter with the National Association of Securities Dealers, Inc. (the "NASD") in connection with the offering of the Stock, (v) the performance by the Company of its other obligations under this Agreement, including the fees of Company counsel and accountants, (vi) costs and expenses in connection with the issuance of the Stock and the preparation and printing of the Stock, including any stamp taxes payable in connection with the original issuance of the Stock, and (vii) furnishing to the Underwriter copies of all reports and information required by paragraph (i) above, including costs of shipping and mailing.

         (k) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than by notice given by you terminating this Agreement pursuant to Section 10(a) or pursuant to Sections 11(iii), (iv) or (v) hereof), the Company agrees to reimburse the Underwriter for all out-of-pocket expenses reasonably incurred by it in reviewing the Registration Statement, any preliminary prospectus, and the Prospectus and otherwise preparing to market or marketing the Stock (including reasonable fees and expenses of counsel for the Underwriter to the extent reasonably incurred therewith) but without any further obligation of the Company for lost profits or otherwise. If this Agreement is terminated by notice given by you pursuant to Section 10(a) or pursuant to Sections 11(iii), (iv) or (v) hereof, the Underwriter shall itself bear any such out-of-pocket expenses incurred by it.

         (l) The Company will apply the net proceeds from the sale of the Stock to be sold by it under this Agreement in accordance in all material respects with the disclosure set forth in the Prospectus under the caption "Use of Proceeds."

         (m) The Company will file with the NASD all documents and notices required of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

         (n) For a period of 180 days from the date of the Prospectus, the Company will not, without your prior written consent, directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale, transfer, distribute or otherwise dispose of by any means (or publicly announce any intention to do any of the foregoing) any shares of Common Stock, any other equity security of the Company or any security convertible into or exchangeable or exercisable for Common Stock.

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         (o) After the Closing Dates, the Company and its subsidiaries will be in compliance with the financial record-keeping requirements and internal accounting control requirements of Section 13(b)(2) of the Exchange Act.

         5. AGREEMENT OF THE SELLING SHAREHOLDER. The Selling Shareholder covenants and agrees with Underwriter that the Selling Shareholder will not, without your prior written consent, directly or indirectly, sell, offer to sell, grant an option for the sale, transfer, distribute or otherwise dispose of by any means (or publicly announce any intention to do any of the foregoing) any shares of Common Stock, any securities convertible into or exchangeable for Common Stock for a period of 180 days from the date of the Prospectus, provided, however, that nothing contained herein shall prevent the Selling Shareholder from: (i) pledging shares of Common Stock as security under the Huntington Loan Agreement (as defined in the Registration Statement); (ii) transferring or otherwise disposing of any Common Stock by will or by the laws of descent and distribution; (iii) transferring or otherwise disposing of any Common Stock to a member of the Selling Shareholder's immediate family if the family member agrees, in writing, to be bound by these terms; or (iv) transferring or otherwise disposing of any Common Stock to a revocable trust of which the Selling Shareholder and/or a member of his immediate family are the sole beneficiary(ies) if the trustee of such trust agrees, in writing, to be bound by these terms. In order to document the Underwriter's compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, the Selling Shareholder agrees to deliver to you prior to or on the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and covenants with the Underwriter that:

         (a) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent thereto to and including the Closing Date, and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and, if filed at such time, the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto) complied or will comply in all material respects with the applicable provisions of the Act and the Rules and Regulations, and did not or will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to

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make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading. When any preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement or an amendment thereof or pursuant to Rule 424(a) of the Rules and Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Commission has not issued any order preventing or suspending the use of any preliminary prospectus. No representation and warranty is made under this subsection (a), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter expressly for use in connection with the preparation thereof. The information set forth in the last paragraph on the outside front cover, in the stabilization paragraph on the inside front cover and under "Underwriting" in any preliminary prospectus and in the Prospectus constitutes the only information furnished by the Underwriter to the Company for inclusion in any preliminary prospectus, the Prospectus or the Registration Statement.

         (b) Crowe, Chizek and Company, who are certifying the financial statements and schedules included in the Registration Statement and the Prospectus, are independent public accountants within the meaning of the Act, the Code of Professional Ethics of the American Institute of Certified Public Accountants, the Rules and Regulations, and Regulation S-X promulgated by the Commission.

         (c) The financial statements and schedules of the Company, included or incorporated by reference in the Registration Statement and the Prospectus, present fairly the financial position of the Company (including, without limitation, the allowance for losses on loans) as of the dates indicated, and the results of operations, cash flows and changes in financial position of the Company for the periods specified. Such financial statements and schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved except to the extent disclosed therein.

         (d) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Ohio with corporate power and authority to own its

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property and conduct its business as described in the Registration Statement and the Prospectus. The Company does not own or lease property or transact business in any jurisdiction where the ownership of such property or the transaction of such business would require it to qualify as a foreign corporation under the laws of such jurisdiction and in which the failure to so qualify could, individually or in the aggregate, have a material adverse effect on the financial condition, earnings, capital (regulatory and otherwise), business, properties, prospects or results of operations of the Company, Metropolitan Savings Bank of Cleveland, a federally insured stock savings and loan association chartered under the laws of the State of Ohio (the "Bank"), and the Other Subsidiaries (as hereinafter defined) taken as a whole. The Bank is a federally insured stock savings and loan association chartered under the laws of the State of Ohio and whose charter is in full force and effect and which is duly authorized and has full power to own its properties and carry on its business as described in the Registration Statement and the Prospectus.

         (e) The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Stock to be issued and sold by the Company hereunder has been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. No preemptive rights of security holders of the Company exist with respect to the issuance and sale of the Stock by the Company pursuant hereto. All of the issued and outstanding shares of Common Stock of the Company (including the Stock to be sold by the Selling Shareholder hereunder) have been duly authorized, validly issued and are fully paid and non-assessable and, except as described herein and in the Registration Statement and the Prospectus and the financial statements and schedules thereto, there are no options, agreements, contracts or other rights, including contractual or statutory preemptive rights, in existence to acquire from the Company any Common Stock. The Company has no Preferred Stock issued or outstanding as of the date hereof. The Company has no direct or indirect subsidiaries other than the Bank, MetroCapital Corporation ("MetroCapital"), Kimberly Construction Company, Incorporated ("Kimberly"), Metropolitan Savings Service Corporation ("Service Corporation") and Metropolitan Securities Corporation ("Metropolitan Securities") (MetroCapital, Kimberly, Service Corporation and Metropolitan Securities shall sometimes be collectively referred to hereinafter as the "Other Subsidiaries"). The Bank has an authorized capitalization of 10,000 shares of stock, $100.00 par value (the "Bank Stock"), of which one share of Bank Stock was issued and outstanding on the date hereof. MetroCapital has an authorized capitalization of 750 shares of no par value common stock (the "MetroCapital Stock"), of which 100 shares of MetroCapital Stock were issued and outstanding on the date hereof.

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Kimberly has an authorized capitalization of 750 shares of stock, without par value (the "Kimberly Stock"), of which two shares of Kimberly Stock were issued and outstanding on the date hereof. Service Corporation has an authorized capitalization of 500 common shares, without par value (the "Service Corporation Stock"), of which 50 shares of Service Corporation Stock were issued and outstanding on the date hereof. Metropolitan Securities has an authorized capitalization of 750 shares of no par value common stock (the "Metropolitan Securities Stock"), of which 100 shares of Metropolitan Securities Stock were issued and outstanding on the date hereof. All of the Bank Stock, the MetroCapital Stock, the Kimberly Stock, the Service Corporation Stock and the Metropolitan Securities Stock has been duly and validly authorized and issued and is fully paid and nonassessable. The Company owns of record and beneficially, free and clear of any liens, claims, encumbrances or rights of others, all of the issued and outstanding shares of the Bank Stock and the MetroCapital Stock; the Bank owns of record and beneficially, free and clear of any liens, claims, encumbrances or rights of others, all of the issued and outstanding shares of the Kimberly Stock and the Service Corporation Stock; and Service Corporation owns of record and beneficially, free and clear of any liens, claims, encumbrances or rights of others, all of the issued and outstanding shares of the Metropolitan Securities Stock. There are no options, agreements, contracts or other rights in existence to purchase or acquire from the Company, the Bank or any of the Other Subsidiaries any issued and outstanding shares of the Bank Stock, the MetroCapital Stock, the Kimberly Stock, the Service Corporation Stock or the Metropolitan Securities Stock.

         (f) Each of the Other Subsidiaries has been duly organized and is now, and at the Closing Date, will be, validly existing as a corporation in good standing under the laws of the state of its incorporation and duly qualified as a foreign corporation in good standing in every jurisdiction in which the conduct of its business or ownership or lease of its properties requires such qualification and in which failure to so qualify could, individually or in the aggregate, have a material adverse effect on the financial condition, earnings, capital (regulatory and otherwise), business, properties, prospects or results of operations of the Company, the Bank and the Other Subsidiaries taken as a whole. The activities of the Other Subsidiaries are permitted to subsidiaries of a savings and loan holding company under all applicable laws, rules and regulations and resolutions and the practice and policies of the OTS and the Federal Deposit Insurance Corporation and the Company's investment in its subsidiaries has either been approved by the OTS or is otherwise permitted under applicable laws and regulations.

         (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been

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(i) any material adverse change, individually or in the aggregate, in the financial condition, earnings, capital (regulatory and otherwise), business, properties, prospects or results of operations of the Company, the Bank and the Other Subsidiaries taken as a whole, (ii) any transaction that is material to the financial condition, earnings, capital (regulatory and otherwise), business properties, prospects or results of operations of the Company, the Bank and any of the Other Subsidiaries taken as a whole, not arising in the ordinary course of business, (iii) incurred any direct or contingent obligation that is material to the financial condition, earnings, capital (regulatory and otherwise), business, properties, prospects or results of operations of the Company, the Bank and the Other Subsidiaries taken as a whole, (iv) any change that is material to the Company or the Bank, in their respective capital stock or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

         (h) The Company, the Bank and each of the Other Subsidiaries have good and marketable title to all properties and assets described in the Registration Statement and the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as do not materially adversely affect the value of such properties and assets and do not interfere with the use made or proposed to be made of such properties and assets by the Company, the Bank or any of the Other Subsidiaries and except such as are referred to in the Prospectus or are not materially significant in relation to the respective businesses of the Company, the Bank and the Other Subsidiaries; all of the leases and subleases material to the business of the Company (on a consolidated basis) or the Bank, or under which the Company, the Bank or any of the Other Subsidiaries hold properties described in the Prospectus are in full force and effect; and such leases conform to the description thereof, if any, set forth in the Prospectus.

         (i) Neither the Company, the Bank nor any of the Other Subsidiaries is in default (i) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which could, individually or in the aggregate, have a material adverse effect on the financial condition, earnings, capital (regulatory and otherwise), business, properties, prospects or results of operations of the Company, the Bank and the Other Subsidiaries taken as a whole, or (ii) in the observance of any provision of its certificate of incorporation or charter (as the case may be).

         (j) The execution and delivery of this Agreement, the issuance and delivery of the Stock, the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus and compliance with the terms of this Agreement have been duly authorized by all necessary corporate action and (i) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Bank or any of the Other Subsidiaries under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company, the Bank or any of the Other Subsidiaries is a party or by which the Company, the Bank or any of the Other Subsidiaries, or any of their respective properties, is bound, or any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Bank or any of the Other Subsidiaries or any of their respective properties, which could, individually or in the aggregate, have a material adverse effect on the financial condition, earnings, capital (regulatory and otherwise), business, properties, prospects or results of operations of the Company, the Bank and the Other Subsidiaries taken as a whole, and (ii) will not result in any violation of the articles of incorporation or code of regulations of the Company.

         (k) No approval, authorization or consent of any court, governmental authority or agency having jurisdiction over the Company, the Bank or any of the Other Subsidiaries is required in connection with the sale of the Stock to the Underwriter except such as may be required under the Act, state securities or Blue Sky laws and the NASD.

         (l) Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, or any arbitrator or arbitration panel now pending or, to the knowledge of the Company, threatened against the Company, the Bank or any of the Other Subsidiaries which (i) would, individually or in the aggregate, have a material adverse effect on the financial condition, earnings, capital (regulatory and otherwise), business, properties, prospects or results of operations of the Company, the Bank and the Other Subsidiaries taken as a whole, (ii) that could prevent consummation of the transactions contemplated hereby or (iii) that is required to be disclosed in the Registration Statement or the Prospectus; and there is no decree, judgment or order of any court or any regulatory decree or order specific to the Company, the Bank or any of the Other Subsidiaries in existence against or restraining the Company, the Bank or any of the Other Subsidiaries, or any of their officers, employees or directors, from taking any actions of any kind in connection with the business of the Company, the Bank or any of the Other Subsidiaries.

         (m) The Company is a savings and loan holding company duly registered with the OTS under the Home Owners' Loan Act. The Company, the Bank and each of the Other Subsidiaries own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their properties and to carry on their business in all material respects as presently conducted, and neither the Company, the Bank nor any of the Other Subsidiaries has received any notice of any actions or proceedings that, if successful, would limit, revoke or modify, or require the Company, the Bank or any of the Other Subsidiaries to cease and desist from any activity relating to, any such licenses, permits, consents, orders, approvals or authorizations which, singularly or in the aggregate, if the subject of an unfavorable ruling or finding, would have a material adverse effect on the financial condition, earnings, capital (regulatory and otherwise), business, properties, prospects or results of operations of the Company, the Bank and the Other Subsidiaries taken as a whole.

         (n) The Company, the Bank and each of the Other Subsidiaries are in compliance with all federal and state laws and regulations that regulate or are concerned in any way with the business of a savings association or the business of any of the Other Subsidiaries, including, without limitation, Financial Institution Reform, Recovery, and Enforcement Act, the Home Owners' Loan Act, the Federal Deposit Insurance Act, the National Housing Act, the Federal Deposit Insurance Corporation Improvement Act of 1991, the Real Estate Settlement Procedures Act and all other applicable laws and regulations where the failure to comply would, individually or in the aggregate, have a material adverse effect on the financial condition, earnings, capital (regulatory and otherwise), business, properties, prospects or results of operations of the Company, the Bank and the Other Subsidiaries taken as a whole.

         (o) Other than with respect to the Underwriter, the Company has not incurred any liability for finder's or broker's fees or agent's commissions in connection with the execution and delivery of this Agreement, the offer and sale of the Stock or the transactions hereby contemplated.

         (p) The Company, the Bank and each of the Other Subsidiaries own or possess the material trademarks, service marks and trade names necessary to conduct the business as described in the Prospectus, and neither the Company, the Bank nor any of the Other Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singularly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would have a material adverse effect on the financial condition, earnings, capital (regulatory and otherwise), business, properties, prospects or results of operations of the Company, the Bank and the Other Subsidiaries taken as a whole.

         (q) There are no contracts or documents of the Company, the Bank or any of the Other Subsidiaries that are required to be described in the Registration Statement and the Prospectus or to be filed as exhibits to the Registration Statement by the Act and the Rules and Regulations that have not been accurately described in all material respects in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement.

         (r) The Company has filed all federal, state and local tax returns required to be filed and is not in default in the payment of any taxes which are due pursuant to said returns or pursuant to any law or any assessments, other than which the Company is contesting in good faith.

         (s) The Company has furnished the Underwriter letters from each of the executive officers and directors of the Company pursuant to which such persons have agreed that for a period of 180 days from the date of the Prospectus, such persons will not, without your prior written consent, and subject to the exceptions set forth in such letters, directly or indirectly, sell, offer to sell, contract to sell, grant any options for the sale, transfer, distribute or otherwise dispose of, any shares of Common Stock, any securities convertible into or exchangeable for shares of Common Stock or any securities which such persons have or will have the right to acquire through options, warrants, subscription or other rights.

         (t) The Company's Common Stock has been registered under Section 12(g) of the Exchange Act, as amended, and has been authorized for trading on the Nasdaq National Market subject to official notice of issuance.

         7. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDER. The Selling Shareholder represents and warrants to and covenants with the Underwriter that:

         (a) The Selling Shareholder now has and on the Closing Dates (as hereinafter defined) will have good and valid title to all the shares of the Stock to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full legal right, power and authority to enter into this Agreement and that upon the delivery of and payment for such shares of the Stock hereunder, the Underwriter will receive good and valid title to the shares of the Stock to be sold by the Selling Shareholder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever.

         (b) The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to stabilize or manipulate, or which has constituted or which might in the future reasonably be expected to cause or result in stabilization or manipulation of, the price of the Stock of the Company in order to facilitate the sale or resale of the Stock or otherwise.

         (c) The Selling Shareholder is disposing of shares of the Stock for his own account. The Selling Shareholder is not selling shares of the Stock, directly or indirectly, for the benefit of the Company or the Underwriter, and no part of the proceeds of the sale to be received by the Selling Shareholder will inure, either directly or indirectly, to the benefit of the Company.

         (d) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder and this Agreement is a valid and binding obligation of the Selling Shareholder enforceable in accordance with its terms.

         (e) All information furnished to the Company by the Selling Shareholder and included in the Preliminary Prospectus and the Prospectus or any amendment or supplement thereto, under the captions "Compensation Committee Interlocks, Insider Participation and Certain Transactions" and "Selling Shareholder and Beneficial Ownership" is true and correct and does not contain any untrue statement of a material fact nor does it omit to state any material fact required to be stated therein or necessary to make such information not misleading.

         (f) To the best knowledge of the Selling Shareholder, without independent investigation, neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         (g) The execution and performance of this Agreement and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof will not conflict with, result in a breach of, or constitute a default under any will, trust (constructive or other), agreement, indenture, mortgage, note, deed, rule, regulation, order, injunction, judgment, decree or other instrument to which the Selling Shareholder is a party or by which he is bound.

         (h) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Shareholder of this Agreement and for the sale and delivery of the Stock to be sold by the Selling Shareholder hereunder, have been obtained.

         (i) Without independent investigation, the Selling Shareholder is not aware that any of the representations and warranties of the Company set forth in
Section 6 hereof is untrue or inaccurate in any material respect.

         8. Indemnification and Contribution.

         (a) The Company and the Selling Shareholder agree to jointly and severally indemnify and hold harmless the Underwriter from and against any and all losses, claims, damages, liabilities and expenses to which it may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and agree to reimburse the Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or expense; provided however that the Company and the Selling Shareholder shall not be liable in any such case to the extent that any such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof which has been made therein or omitted therefrom in reliance upon and in conformity with information relating to the Underwriter furnished in writing to the Company by or on behalf of the Underwriter expressly for use therein; provided, however, that the indemnification contained in this paragraph with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter with respect to any action or claim arising from the sale of the Stock by the Underwriter brought by any person who purchased Stock from the Underwriter to the extent that the action or claim results from the fact that (i) a copy of the Prospectus (as amended or supplemented if any amendments or supplements thereto shall have been furnished to the Underwriter prior to the written confirmation of the sale involved) shall not have been given or sent to such person by or on behalf of the Underwriter with or prior to the written confirmation of the sale involved and (ii) the untrue statement or omission of a material fact contained in the preliminary prospectus was corrected in the Prospectus (as amended or supplemented if amended or supplemented as aforesaid). Notwithstanding the foregoing, the liability of the Selling Shareholder under this Section 8(a) shall not exceed the product of the number of shares of Stock sold by the Selling Shareholder times the initial public offering price per share appearing on the cover page of the Prospectus. In addition to their other obligations under this Section 8(a), the Company and the Selling Shareholder agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 8(a), the Company and the Selling Shareholder will promptly reimburse the Underwriter for all reasonable legal expenses as they are incurred in connection with investigating or defending such claim, action, investigation, inquiry or other proceeding. To the extent that any such interim reimbursement payment is held by a court of competent jurisdiction to have been improper, each recipient thereof will promptly return to the Company and the Selling Shareholder their respective payments. The information set forth in the last paragraph on the outside front cover, in the stabilization paragraph on the inside front cover and under "Underwriting" in any preliminary prospectus and in the Prospectus constitutes the only information furnished by the Underwriter to the Company for inclusion in any preliminary prospectus, the Prospectus or the Registration Statement.

         (b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, the Selling Shareholder and any person controlling the Company to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with respect to information relating to the Underwriter furnished in writing to the Company by or on behalf of the Underwriter expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus, or any amendment thereof or supplement thereto.

         (c) For purposes of this Section 8, the term "Underwriter" shall include each person, if any who controls the Underwriter within the meaning of the Act.

         (d) If any action or claim shall be brought against any indemnified party under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the commencement thereof. No indemnification provided for in Sections 8(a) or 8(b) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to an indemnified party under this Section 8. In case any such action is brought against an indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnifying party has agreed in writing to pay such fees and expenses, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the named parties to any such action (including any impleaded party) include such indemnified party and the indemnifying party and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case if such indemnified party notifies the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of not more than one separate firm of attorneys for all such indemnified parties). The indemnifying party shall not be liable for any settlement of any such action effected without its written consent, but if settled with its written consent, or if there shall be a final judgment for the plaintiff in any such action and the time for filing all appeals has expired, the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (e) (i) If the indemnification of the Underwriter, the Selling Shareholder or the Company provided for in this Section 8 is unavailable as a matter of law to the Underwriter, the Selling Shareholder or the Company, as the case may be, in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party who would otherwise have been required to indemnify the indemnified party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by damages, liabilities or expenses (a) in such proportion as is appropriate to reflect the relative benefits received by such indemnified party from the offering of the Stock or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of such indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholder and the Underwriter shall be deemed to be in the same proportion, in the case of the Company and the Selling Shareholder as the total price paid to each for the Stock sold by them to the Underwriter (net of underwriting discounts and commissions but before deducting expenses), and in the case of the Underwriter as the underwriting discounts and commissions received by it, bears to the total of such amounts paid to the Company and the Selling Shareholder and received by the Underwriter as underwriting discounts and commissions. The relative fault of the Company and the Selling Shareholder and of the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder or by the Underwriter and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                   (ii) The Company, the Selling Shareholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this
Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in this Section 8, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount of the total underwriting discounts and commissions received by the Underwriter in connection with the Stock underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (f) The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company and the Selling Shareholder set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, the Company or its directors or officers (or any person controlling the Company) or the Selling Shareholder, (ii) acceptance of any Stock and payment therefor hereunder and
(iii) any termination of this Agreement. A successor or assign of the Underwriter, the Company or its directors or officers and their legal and personal representatives (or of any person controlling the Underwriter or the Company) and the Selling Shareholder shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

         9. CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter to purchase the Stock shall be subject to the accuracy of the representations and warranties of the Company and the Selling Shareholder herein contained, as of the date hereof and the Closing Date, to the performance by the Company and the Selling Shareholder of their obligations hereunder and to the following additional conditions:

         (a) The Registration Statement shall have become effective not later than 5:30 pm., Cleveland time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and, if you and the Company have elected to rely upon Rule 430A, the price of the Stock and any price related or other information previously omitted from the Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period, and on or prior to the Closing Date the Company shall have provided evidence satisfactory to the Underwriter of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.

         (b) You shall have received from Thompson, Hine & Flory LLP, counsel for the Company, a favorable opinion dated the applicable Closing Date and satisfactory to you and your counsel to the effect that:

                    (i) The Company is a corporation duly organized and validly existing in good standing under the laws of Ohio, with corporate power and authority to own, lease and operate its property and conduct its business as described in the Registration Statement, and does not own or lease property or transact business in any jurisdiction where the ownership of such property or the transaction of such business would require the Company to qualify as a foreign corporation under the laws of such jurisdiction, except where the failure to so qualify would, individually or in the aggregate, not have a material adverse effect on the financial condition, earnings, capital (regulatory and otherwise), business, properties, prospects or results of operations of the Company, the Bank and the Other Subsidiaries taken as a whole.

                  (ii) The authorized capital stock of the Company is as set forth in the Registration Statement and the Prospectus; all issued and outstanding shares of Common Stock of the Company (including the Stock to be sold by the Selling Shareholder hereunder) have been duly authorized, validly issued and are fully paid and nonassessable and, except as described in the Registration Statement and the Prospectus, there are no options, agreements, contracts or other rights, including contractual or statutory preemptive rights, in existence to acquire from the Company any Common Stock. The Company has no Preferred Stock issued or outstanding as of the date hereof.

                (iii) The Stock to be issued and sold by the Company hereunder has been duly authorized, and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. No preemptive rights of security holders of the Company exist with respect to the issuance and sale of the Stock by the Company pursuant hereto. The certificates for the Common Stock of the Company (including the Stock) are in due and proper form and comply with all applicable statutory requirements.

                   (iv) The Company has no direct or indirect subsidiaries other than the Bank and the Other Subsidiaries. The Bank is a federally insured stock savings and loan association duly chartered under the laws of the State of Ohio to transact business as a state savings and loan association and whose charter is in full force and effect and which is duly authorized and has full power to own its properties and carry on its business as described in the Registration Statement. The Bank has an authorized capitalization of 10,000 shares of stock, $100.00 par value (the "Bank Stock"), of which one share of Bank Stock was issued and outstanding on the date hereof. MetroCapital has an authorized capitalization of 750 shares of no par value common stock (the "MetroCapital Stock"), of which 100 shares of MetroCapital Stock were issued and outstanding on the date hereof. Kimberly has an authorized capitalization of 750 shares of stock, without par value (the "Kimberly Stock"), of which two shares of Kimberly Stock were issued and outstanding on the date hereof. Service Corporation has an authorized capitalization of 500 common shares, without par value (the "Service Corporation Stock"), of which 50 shares of Service Corporation Stock were issued and outstanding on the date hereof. Metropolitan Securities has an authorized capitalization of 750 shares of no par value common stock (the "Metropolitan Securities Stock"), of which 100 shares of Metropolitan Securities Stock were issued and outstanding on the date hereof. All of the Bank Stock, the MetroCapital Stock, the Kimberly Stock, the Service Corporation Stock and the Metropolitan Securities Stock has been duly and validly authorized and issued and is fully paid and nonassessable. To the best knowledge of such counsel, after inquiry of the Company and the Bank: (i) the Company owns of record and beneficially, free and clear of of any liens, claims, encumbrances or rights of others, all of the issued and outstanding shares of the Bank Stock and the MetroCapital Stock; (ii) the Bank owns of record and beneficially, free and clear of any liens, claims, encumbrances or rights of others, all of the issued and outstanding shares of the Kimberly Stock and the Service Corporation Stock; (iii) Service Corporation owns of record and beneficially, free and clear of any liens, claims, encumbrances or rights of others, all of the issued and outstanding shares of the Metropolitan Securities Stock; and (iv) there are no options, agreements, contracts or other rights in existence to purchase or acquire from the Company, the Bank or any of the Other Subsidiaries any issued and outstanding shares of the Bank Stock, the MetroCapital Stock, the Kimberly Stock, the Service Corporation Stock or the Metropolitan Securities Stock.

                    (v) Each of the Other Subsidiaries are corporations duly organized, and validly existing and in good standing under the laws of their respective states of incorporation and duly qualified as a foreign corporation in good standing in every jurisdiction in which the conduct of its business or ownership or lease of its properties requires such qualification and in which failure to so qualify could, individually or in the aggregate, have a material adverse effect on the financial condition, earnings, capital (regulatory and otherwise), business, properties, prospects or results of operations of the Company, the Bank and the Other Subsidiaries taken as a whole. The activities of the Other Subsidiaries are permitted to subsidiaries of a savings and loan holding company under all applicable laws, rules and regulations and resolutions and the practice and policies of the OTS and the Federal Deposit Insurance Corporation and the Company's investment in its subsidiaries has either been approved by the OTS or is otherwise permitted under applicable laws and regulations.

                   (vi) The statements in the Prospectus under the caption "Description of the Capital Stock," insofar as they constitute statements of law or legal conclusions, are correct in all material respects.

                  (vii) The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued nor has any proceeding for the issuance of such an order been initiated or, to the knowledge of such counsel, threatened.

                 (viii) The Registration Statement and the Prospectus comply as to form in all material respects to the requirements of Form S-1 under the Act (except that such counsel need express no opinion as to numerical, financial data, statistical data, ratios, financial statements and notes thereto and related schedules therein).

                   (ix) Such counsel does not know of any statutes or regulations or any pending or threatened litigation or governmental proceedings of any kind against the Company required to be described in the Prospectus which are not so described.

                    (x) No approval, authorization or consent of any court, governmental authority or agency having jurisdiction over the Company, the Bank or the Other Subsidiaries is required in connection with the sale of the Stock to the Underwriter except such as may be required under the Act, state securities or Blue Sky laws or by the NASD.

                   (xi) To the best knowledge of such counsel, (i) neither the Company, the Bank nor any of the Other Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which could, individually or in the aggregate, have a material adverse effect on the financial condition, earnings, capital (regulatory and otherwise), business, properties, prospects or results of operations of the Company, the Bank and the Other Subsidiaries taken as a whole, or (ii) neither the Company nor the Bank is in default in the observance of any provision of its articles of incorporation or charter (as the case may be) or code of regulations or bylaws (as the case may be).

                  (xii) The execution and delivery of this Agreement, the issuance and delivery of the Stock, the consummation of the transactions contemplated herein and in the Registration Statement and compliance with the terms of this Agreement have been duly authorized by all necessary action of the Company and to the best knowledge of such counsel, (i) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Bank or any of the Other Subsidiaries under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company, the Bank or any of the Other Subsidiaries is a party or by which the Company, the Bank or any of the Other Subsidiaries or any of their respective properties, is bound, or any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Bank or any of the

         Other Subsidiaries or any of their respective properties, which could, individually or in the aggregate, have a material adverse effect on the financial condition, earnings, capital (regulatory and otherwise), business, properties, prospects or results of operations of the Company, the Bank and the Other Subsidiaries taken as a whole and (ii) will not result in any violation of the articles of incorporation or code of regulations of the Company.

              (xiii) The Selling Shareholder has, as of the Closing Date, good title to the shares of the Stock sold by such Selling Shareholder pursuant to this Agreement and full legal right and power required by law to sell, transfer and deliver such shares in accordance with this Agreement, and delivery of such shares against payment therefor as provided in this Agreement will vest good title to such shares in the purchasers thereof, free and clear of any liens, claims, equities or encumbrances, assuming that such purchasers purchase the same in good faith without notice of any adverse claims.

         In rendering the foregoing opinion, such counsel may rely, to the extent they deem such reliance proper (i) as to the matters involving the laws of jurisdictions other than the state of Ohio and the federal laws of the United States, on the opinions of other counsel reasonably acceptable to you and (ii) as to all matters of fact, upon certifications and written statements of government officials, the Selling Shareholder and of officers and employees of, and accountants for, the Company or its subsidiaries, provided that copies of all such opinions, statements or certificates shall be provided to counsel for the Underwriter.

         Such counsel shall state that they have participated in the preparation of the Registration Statement and the Prospectus as counsel to the Company and during the preparation of the Registration Statement and the Prospectus, they participated in conferences with representatives of the independent public and internal accountants for, and other representatives of, the Company and the Bank, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, while they have not confirmed the accuracy or completeness of or otherwise verified the information contained in the Registration Statement or the Prospectus, based upon such preparation and conferences and a review of documents deemed relevant for the purpose of rendering their opinion, nothing has come to their attention that would lead them to believe that (i) the Registration Statement, as of the time it became effective under the Act, contained or contains as of the date of such opinion any untrue statement of a material fact or omitted or omits as of the date of such opinion to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus and any amendments thereof or supplements thereto (other than numerical, financial data, statistical data, ratios, financial statements and notes thereto and related schedules therein, as to which such counsel need express no belief), as of its date, contained or contains as of the date of such opinion any untrue statement of material fact or omitted or omits as of the date of such opinion to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, such counsel need express no comment as to (i) the information in the Prospectus under the caption "Underwriting," and (ii) the financial statements, schedules and other numerical, financial, statistical data, or ratios contained in the Registration Statement or the Prospectus.

         (c) That you shall have received on the Closing Date an opinion dated the Closing Date from Calfee, Halter & Griswold, counsel for the Underwriter, with respect to the incorporation of the Company, the validity of the Stock, the Registration Statement, the Prospectus as amended or supplemented and such other matters as you may reasonably require.

         (d) That you shall have received letters addressed to you and dated the date hereof and the Closing Date from Crowe, Chizek and Company, independent public accountants for the Company, substantially in the forms heretofore approved by you.

         (e) That (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and not withdrawn and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, but without independent inquiry of third parties, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be set forth or contemplated in the Registration Statement and the Prospectus, any material adverse change, individually or in the aggregate, in the financial condition, earnings, capital (regulatory and otherwise), business, properties, prospects or results of operations of the Company, the Bank and the Other Subsidiaries taken as a whole; (iii) neither the Company, the Bank nor any of the Other Subsidiaries shall have incurred any liabilities or obligations, direct or contingent (not in the ordinary course of business), other than those reflected in the Registration Statement and the Prospectus that would, individually or in the aggregate, have a material adverse effect on the financial condition, earnings, capital (regulatory and otherwise), business, properties, prospects or results of operations of the Company, the Bank and the Other Subsidiaries taken as a whole; and (iv) all of the representations and warranties of the Company and the Selling Shareholder contained in this Agreement shall be true and correct on and as of the date hereof and the Closing Date as if made on and as of such date, except for those which refer to a specific date and changes permitted by this Agreement, and you shall have received certificates, dated as of the Closing Date, (A) signed by the President, Vice President, Secretary or Treasurer of the Company (or such other officers as are acceptable to you, as the Underwriter) to the effect set forth in this Section 9(e) and in Section 9(g) hereof and (B) signed by the Selling Shareholder to the effect set forth in this Section 9(e) and in Section 9(g) hereof.

         (f) Within 24 hours after the Registration Statement becomes effective, or within such longer period as to which you shall have consented, the Stock shall have been qualified for sale or exempt from such qualification under the securities laws of each jurisdiction in which the Stock is to be sold and such qualification or exemption shall continue in effect to and including the Closing Date.

         (g) That the Company and the Selling Shareholder shall not have failed at or prior to the Closing Date to have performed or complied in all material respects with any of the agreements herein contained and required to be performed or complied with by them at or prior to the Closing Date.

         (h) At the Closing Date, counsel for the Underwriter shall have been furnished with all such documents, certificates and opinions provided for in the Closing Memorandum prepared by counsel for the Underwriter, for the purpose of enabling them to pass upon the matters referred to in Section 9(c) and in order to evidence the accuracy and completeness of any of the representations and warranties or statements of the Company or the Selling Shareholder, the performance of any of the covenants of the Company or the Selling Shareholder, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company or the Selling Shareholder at or prior to the Closing Date in connection with the authorization, issuance and sale of the Stock as contemplated in this Agreement shall be satisfactory in form and substance to you and to counsel for the Underwriter. The Company will furnish you with such reasonable number of conformed copies of such opinion, certificates, letters and documents as you shall request.

         10. EFFECTIVE DATE OF AGREEMENT.

         (a) This Agreement shall become effective immediately as to Sections 2, 8 and 10 and, as to all other provisions, (i) if at the time of execution and delivery of this Agreement the Registration Statement has not become effective at 9:00 a.m., Cleveland time, on the first full business day following the effectiveness of the Registration Statement, or (ii) if at the time of execution and delivery of this Agreement the Registration

Statement has been declared effective, at 9:00 a.m., Cleveland time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine by notice to the Company or by release of any of the Stock to the public. For the purposes of this Section 10(a), the Stock shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Stock or upon the release by you of telegrams (i) advising the Underwriter that the Stock is released for public offering or (ii) offering the Stock for sale to securities dealers, whichever may occur first. By giving notice in the manner set forth in Section 12, before the time this Agreement becomes effective as to all of its provisions, you, as the Underwriter, or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except that the Company shall remain obligated to pay costs and expenses to the extent provided in Sections 4 and 8 hereof.

         (b) Any notice under this Section 10 may be made by telegram, telephone or facsimile but shall be subsequently confirmed by letter.

         11. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without Liability on the part of the Underwriter to the Company, by notice given to the Company, (i) if the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed, or because any other condition of the Underwriter's obligations hereunder required to be fulfilled by the Company is not fulfilled, or (ii) if at or prior to the Closing Date, there shall have been any material adverse change in the financial condition, earnings, capital (regulatory and otherwise), business, properties, prospects or results of operations of the Company, the Bank and the Other Subsidiaries taken as a whole, and the Bank which, in your reasonable judgment, makes it impracticable or inadvisable to offer or deliver the Stock, or (iii) if trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities generally shall have been required on either of such exchanges or on such market, by the exchanges, market or by order of the Commission or any other governmental authority having jurisdiction, or (iv) if a general moratorium on savings bank, savings and loan association or commercial banking activities in the United States or in New York or Ohio shall have been declared by either Federal or state authorities or (v) if there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable or inadvisable to market the Stock or to enforce contracts for the purchase of Stock. Notice of such cancellation shall be given to the Company by telegraph, telephone or facsimile but shall be subsequently confirmed by letter.

         12. MISCELLANEOUS.

         (a) Except as otherwise provided in Sections 9 and 10 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered (a) if to the Company, at the offices of the Company at 6001 Landerhaven Drive, Mayfield Heights, Ohio 44124 (Attn: David G. Lodge), with a copy to Thompson, Hine and Flory, 1100 National City Bank Building, 629 Euclid Avenue, Cleveland, Ohio 44114-3070 (Attn: Malvin E. Bank, Esq.), (b) if to the Selling Shareholder, Robert M. Kaye, 6001 Landerhaven Drive, Mayfield Heights, Ohio 44124 or (c) if to you, as the Underwriter, at the offices of McDonald & Company Securities, Inc., McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio 44114 (Attn: Financial Services Group) with a copy to Calfee, Halter & Griswold, 1400 McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio 44114 (Attn: Thomas F. McKee), or in either case to such other address as the person to be notified may have requested in writing.

         (b) The Agreement herein set forth is made solely for the benefit of the Underwriter, the Selling Shareholder, the Company, its directors and officers and other controlling persons referred to in Section 8 hereof and their respective successors, assigns, and personal and legal representatives to the extent provided herein, and no other person or entity shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser from the Underwriter of any of the Stock in his status as such purchaser.

         13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

         14. COUNTERPARTS. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                  Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriter.

                                                    Very truly yours,

                                                    METROPOLITAN FINANCIAL CORP.

                                                    By
                                                      --------------------------

                                                    Title
                                                         -----------------------




                                                    ROBERT M. KAYE,
                                                    the Selling Shareholder


                                                    ----------------------------




Confirmed as of the date first
above mentioned, on behalf of
itself.

McDONALD & COMPANY SECURITIES, INC.

By
  --------------------------

Title
    ------------------------